Exhibit

CAL-BAY INTERNATIONAL COMPLETES ACQUISITION OF 85 RESIDENTIAL SFR LOTS IN
 PORT CHARLOTTE FLORIDA
CARLSBAD CA. DECEMBER 18th 2006 Cal-Bay International, Inc. OTCBB-CBAY Announced the Company has completed the acquisition of the 85 Single Family Residence building lots in Port Charlotte, Florida. The 85 lots were purchased from a private development group in Florida. Cal-Bay plans to start the development process in the first quarter of 2007. When fully developed the project is expected to yield $16-20M and generate approximately $4-5M in profit. Cal-Bay plans to use one of its subsidiary companies to develop the property.

WWW.CALBAYINTERNATIONAL.COM

FORWARD LOOKING SAFE HARBOR STATEMENT: To the extent that this release discusses any expectations concerning future plans, financial results or performance, such statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and reflect only management's belief and expectations based upon presently available information. These statements, and other forward-looking statements, are not guarantees of future performance and involve risks and uncertainties.
The Company assumes no obligation to update any of the forward-looking statements in this release.

Source:			  Tim Garlin. Cal-Bay International, Inc
Public Relations: (760) 930-0100  	Fax: (760) 930-0200
E-mail: IR@calbayinternational.com
Website: www.calbayinternational.com